Exhibit 99.1

For Immediate Release

July 24, 2024

John Marshall Bancorp, Inc. Reports Margin Expansion,

Pristine Asset Quality, and Strong Core Deposit Growth and Loan Demand

Reston, VA – John Marshall Bancorp, Inc. (Nasdaq: JMSB) (the “Company”), parent company of John Marshall Bank (the “Bank”), reported net income of $3.9 million ($0.27 per diluted common share) for the quarter ended June 30, 2024 and $8.1 million ($0.57 per diluted common share) for the six months ended June 30, 2024. Pre-tax, pre-provision earnings (Non-GAAP) was $4.7 million for the quarter ended June 30, 2024 compared to $4.6 million for the quarter ended March 31, 2024.

Selected Highlights

●	Margin Expansion – The Company improved its earning asset yield and funding composition. For the three months ended June 30, 2024, the Company reported a nine basis point increase in net interest margin when compared to the three months ended March 31, 2024.
●	Net Interest Income Growth – Annualized net interest income grew 11.5% during the three months ended June 30, 2024 when compared to the same period ended March 31, 2024. The three months ended June 30, 2024 represented the highest quarter of net interest income since the first quarter of 2023.
●	Core Deposit Growth – The Company grew non-interest bearing demand deposits $32.5 million or 32.3% annualized from March 31, 2024 and reduced wholesale deposits approximately $13.4 million or 17.3% annualized from March 31, 2024. Certificates of deposit as a percentage of total deposits decreased 2.3% from March 31, 2024 to June 30, 2024. Non-interest bearing deposits to total deposits was 22.8% as of June 30, 2024 versus 21.3% as of March 31, 2024.
●	Loan Pipeline Growth – The Company’s loan pipeline remained strong with $88.4 million in new commitments recorded during the three months ended June 30, 2024. New commitments represent loans closed, but not necessarily fully funded as of June 30, 2024.
●	Pristine Asset Quality – For the nineteenth consecutive quarter, the Company had no non-performing loans, no other real estate owned and no loans 30 days or more past due. As of June 30, 2024, there were no loans greater than 10 days past due. There were no charge-offs during the quarter. The Company continues to adhere to strict underwriting standards and proactively manages the portfolio. As of June 30, 2024, there were no credits classified as substandard, doubtful or loss.
●	Loan Portfolio Strength – The Company believes its loan portfolio remains of exceptionally high quality. As of June 30, 2024, the Company’s office related commercial real estate (“CRE”) non-owner occupied and owner-occupied portfolios had a weighted average loan-to-values of 49.0% and 58.6%, respectively, and weighted average debt service coverage ratios of 1.9x and 3.7x, respectively. The overwhelming majority of the Company’s office CRE portfolio is located outside of the Washington, D.C. central business district.
●	Rigorous Expense Management – The Company remains focused on managing costs while investing for future growth and continues to revisit contracts for further savings opportunities. Non-interest expense for the three months ended June 30, 2024 was $7.9 million compared to $7.9 million for the three months ended March 31, 2024 and $7.8 million for the three months ended June 30, 2023.

Chris Bergstrom, President and Chief Executive Officer, commented, “The second quarter of 2024 reflects improvements in margin and net interest income as a result of purposeful actions we have taken in combating an unprecedented rate environment. Our non-interest income initiatives are growing and contributing an increasing percentage of revenue. I remain optimistic about our growth for the remainder of the year given the strong loan pipeline and opportunities we are seeing in the market. The strength of our balance sheet, the growing loan pipeline and the continued improvement in our funding keep us well-positioned for the future.”

Balance Sheet, Liquidity and Credit Quality

Total assets were $2.27 billion at June 30, 2024, $2.24 billion at December 31, 2023, and $2.36 billion at June 30, 2023.

Total loans, net of unearned income, increased $57.4 million or 3.2% to $1.83 billion at June 30, 2024, compared to $1.77 billion at June 30, 2023.  The increase in loans was primarily attributable to growth in the residential mortgage and investor real estate loan portfolios, partially offset by a decrease in the construction & development loan portfolio.

Total loans, net of unearned income, increased $1.3 million during the quarter ended June 30, 2024 from $1.83 billion at March 31, 2024. As mentioned in the selected highlights above, the Company’s loan pipeline headed into the third quarter of 2024 is robust and gaining momentum.

The carrying value of the Company’s fixed income securities portfolio was $241.6 million at June 30, 2024, $253.4 million at March 31, 2024 and $422.7 million at June 30, 2023. The decrease in carrying value of the Company’s fixed income securities portfolio since June 30, 2023 was primarily attributable to the July 2023 sale of certain available-for-sale investment securities, as previously disclosed. As of June 30, 2024, 95.7% of our bond portfolio carried the implied guarantee of the United States government or one of its agencies.  At June 30, 2024, 62% of the fixed income portfolio was invested in amortizing bonds, which provides the Company with a source of steady cash flow. At June 30, 2024, the fixed income portfolio had an estimated weighted average life of 4.2 years. The available-for-sale portfolio comprised approximately 64% of the fixed income securities portfolio and had a weighted average life of 3.0 years at June 30, 2024. The held-to-maturity portfolio comprised approximately 36% of the fixed income securities portfolio and had a weighted average life of 6.3 years at June 30, 2024. The Company did not purchase or sell any fixed income securities during the three month period ended June 30, 2024.

The Company’s balance sheet remains highly liquid. The Company’s liquidity position, defined as the sum of cash, unencumbered securities and available secured borrowing capacity, totaled $796.0 million as of June 30, 2024 compared to $638.9 million as of December 31, 2023 and represented 35.1% and 28.5% of total assets, respectively. In addition to available secured borrowing capacity, the Bank had available federal funds lines of $110.0 million at June 30, 2024.

Total deposits were $1.91 billion at June 30, 2024, $1.91 billion at December 31, 2023 and $2.05 billion at June 30, 2023. The $11.9 million increase in deposit balances during the quarter was primarily due to a 32.3% annualized increase in non-interest bearing demand deposits of $32.5 million and 14.6% annualized increase in interest bearing demand deposit deposits of $23.4 million. The Bank continued to manage reductions in costlier wholesale deposits including brokered and QwickRate CDs. As of June 30, 2024, the Company had $677.0 million of deposits that were not insured or not collateralized by securities compared to $634.1 million at December 31, 2023.

The Company refinanced its $54.0 million advance and secured an additional $23.0 million from the Bank Term Funding Program (“BTFP”) in January 2024. In doing so, we obtained lower funding costs relative to wholesale deposits and the prior outstanding BTFP advance. The $77.0 million BTFP advance matures January 2025, bears interest at a fixed rate of 4.76% and can be prepaid at any time, in whole or in part, without penalty prior to maturity. Total borrowings as of June 30, 2024 consisted of subordinated debt totaling $24.7 million and the BTFP advance totaling $77.0 million.

Shareholders’ equity increased $16.4 million or 7.5% to $235.3 million at June 30, 2024 compared to $219.0 million at June 30, 2023. Book value per share was $16.54 as of June 30, 2024 compared to $15.50 as of June 30, 2023, an increase of 6.7%. The year-over-year change in book value per share was primarily due to the Company’s earnings over the previous twelve months and a decrease in accumulated other comprehensive loss. This increase was partially offset by increased cash dividends paid and increased share count from shareholder option exercises and restricted share award issuances. The decrease in accumulated other comprehensive loss was primarily attributable to the July 2023 sale of certain available-for-sale investment securities, as previously disclosed, and decreases in unrealized losses on our available-for-sale investment portfolio due to market value increases. For the three months ended June 30, 2024 basic earnings per share of $0.27 exceeded the $0.25 dividend declared during the quarter. Book value per share increased from $16.51 as of March 31, 2024.

The Bank’s capital ratios at June 30, 2024 remained well above regulatory thresholds for well-capitalized banks. As of June 30, 2024, the Bank’s total risk-based capital ratio was 16.4%, compared to 16.1% at June 30, 2023 and 15.7% at December 31, 2023 (GAAP). As outlined below, the Bank would continue to remain well above regulatory thresholds for well-capitalized banks at June 30, 2024 in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized (Non-GAAP). Refer to “Explanation of Non-GAAP Measures” and the “Reconciliation of Certain Non-GAAP Financial Measures” table for further details about financial measures used in this release that were determined by methods other than in accordance with GAAP.

Bank Regulatory Capital Ratios (As Reported)
	Well-Capitalized Threshold	June 30, 2024	December 31, 2023	June 30, 2023
Total risk-based capital ratio	10.0%	16.4%	15.7%	16.1%
Tier 1 risk-based capital ratio	8.0%	15.4%	14.7%	15.0%
Common equity tier 1 ratio	6.5%	15.4%	14.7%	15.0%
Leverage ratio	5.0%	12.2%	11.6%	11.6%

Adjusted Bank Regulatory Capital Ratios (Hypothetical Scenario of Selling All Bonds at Fair Market Value - Non-GAAP)
	Well-Capitalized Threshold	June 30, 2024	December 31, 2023	June 30, 2023
Adjusted total risk-based capital ratio	10.0%	15.3%	14.7%	14.3%
Adjusted tier 1 risk-based capital ratio	8.0%	14.3%	13.5%	13.0%
Adjusted common equity tier 1 ratio	6.5%	14.3%	13.5%	13.0%
Adjusted leverage ratio	5.0%	11.2%	10.6%	9.9%

The Company recorded no charge-offs during the six months ended June 30, 2024. As of June 30, 2024, the Company had no loans greater than 10 days past due, no non-accrual loans, and no other real estate owned assets.

At June 30, 2024, the allowance for loan credit losses was $18.4 million or 1.01% of outstanding loans, net of unearned income, compared to $18.7 million or 1.02% of outstanding loans, net of unearned income, at March 31, 2024. The decrease in the allowance as a percentage of outstanding loans, net of unearned income, resulted primarily from changes in the composition of the loan portfolio, improved economic forecasts used in the quantitative portion of the model and an assessment of management’s considerations of qualitative factors combined with the continued strong credit performance of our loan portfolio segments.

At June 30, 2024, the allowance for credit losses on unfunded loan commitments was $0.7 million compared to $0.7 million at March 31, 2024.

The Company did not have an allowance for credit losses on held-to-maturity securities as of June 30, 2024 or March 31, 2024.  As of June 30, 2024, 93.6% of our held-to-maturity portfolio carried the implied guarantee of the United States Government or one of its agencies.

The Company’s owner occupied and non-owner occupied CRE portfolios continue to be of sound credit quality. The following table provides a detailed breakout of the two aforementioned segments as of June 30, 2024, demonstrating their strong debt-service-coverage and loan-to-value ratios.

Commercial Real Estate
	Owner Occupied					Non-owner Occupied
Asset Class	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)	Weighted Average Loan-to-Value(1)	Weighted Average Debt Service Coverage Ratio(2)		Number of Total Loans	Principal Balance(3) (Dollars in thousands)
Warehouse & Industrial	56.5%	2.8	x	54	$81,825	49.6%	2.9	x	43	$106,162
Office	58.6%	3.7	x	130	80,744	49.0%	1.9	x	59	115,830
Retail	61.0%	3.3	x	40	68,794	50.4%	1.9	x	141	416,811
Church	29.4%	2.6	x	19	33,635	- -	- -		- -	- -
Hotel/Motel	- -	- -		- -	- -	59.2%	2.6	x	9	51,339
Other(4)	48.3%	4.0	x	43	84,646	42.4%	3.0	x	10	32,277
Total				286	$349,644				262	$722,419

(1)	Loan-to-value is determined at origination date and is divided by principal balance as of June 30, 2024.
(2)	The debt service coverage ratio (“DSCR”) is calculated from the primary source of repayment for the loan. Owner occupied DSCR’s are derived from cash flows from the owner occupant’s business, property and their guarantors, while non-owner occupied DSCR’s are derived from the net operating income of the property.
(3)	Principal balance excludes deferred fees or costs.
(4)	Other asset class is primarily comprised of schools, daycares and country clubs.

Income Statement Review

Quarterly Results

The Company reported net income of $3.9 million for the second quarter of 2024, a decrease of $0.6 million when compared to $4.5 million for the second quarter of 2023.

Net interest income for the second quarter of 2024 increased $72 thousand or 0.6% compared to the second quarter of 2023, driven primarily by the increase in yield on and volume of interest-earning assets outpacing the increase in costs of interest-bearing liabilities coupled with the decrease in overall funding balances. The annualized net interest margin for the second quarter of 2024 was 2.19% as compared to 2.09% for the same quarter of the prior year. The increase in net interest margin was primarily due to increases in yields on the Company’s interest-earning assets.

The yield on interest earning assets was 4.85% for the second quarter of 2024 compared to 4.27% for the same period in 2023. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s loan portfolio and deposits in banks as a result of increases in interest rates and repricing of assets subsequent to the second quarter of 2023. The cost of interest-bearing liabilities was 3.81% for the second quarter of 2024 compared to 2.99% for the same quarter in the prior year. The increase in the cost of interest-bearing liabilities was primarily due the increase in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with an increase in rates offered on money market, NOW and savings deposit accounts since the second quarter of 2023. The increase in the overall cost of interest-bearing liabilities in the second quarter of 2024 relative to the same period of the prior year is largely due to rate hikes totaling 5.25% by the Federal Reserve Bank since the beginning of 2023, which has increased cost of funds and compressed net interest margins across the banking industry. The Company continues to improve its funding mix. Average non-interest bearing demand deposits represented 21.8% of average funding for the three months ended June 30, 2024 versus 20.8% for the three months ended June 30, 2023. Average time deposits represented 39.0% of average funding for the three months ended June 30, 2024 versus 42.8% for the three months ended June 30, 2023.

The Company recorded a $292 thousand release of provision for credit losses for the second quarter of 2024 compared to a release of provision for credit losses of $868 thousand for the second quarter of 2023. The release of provision for credit losses during the second quarter of 2024 was primarily a result of improved economic forecasts used in the quantitative portion of the model and an assessment of management’s considerations of existing economic versus historical conditions combined with the continued strong credit performance of our loan portfolio segments.

Non-interest income decreased $130 thousand during the second quarter of 2024 compared to the second quarter of 2023. A portion of this decrease was due to a decrease in bank owned life insurance (“BOLI”) income of $101 thousand due to the surrender of all BOLI policies in July 2023 and a decrease of $48 thousand due to unfavorable mark-to-market adjustments on investments related to the Company’s nonqualified deferred compensation plan (“NQDC”) when compared to the second quarter of 2023. Excluding the effects from the Company’s BOLI policy surrender and mark-to-market adjustments on the Company’s NQDC, core non-interest income (Non-GAAP) was $520 thousand for the second quarter of 2024 compared to $501 thousand for the second quarter of 2023. The increase in core non-interest income (Non-GAAP) was primarily due to a $193 thousand increase in gains recorded on the sale of the guaranteed portion of SBA 7(a) loans due to increased sale activity, partially offset by lower service charges and fees of $149 thousand due to lower penalty fee income recognized on the early withdrawal of certificates of deposit.

Non-interest expense increased $78 thousand or 1.0% during the second quarter of 2024 compared to the second quarter of 2023 primarily due to increases in data processing expense and professional fees, partially offset by lower FDIC insurance expense and lower salaries and employee benefit expense. The increase in data processing fees was primarily due to contractual increases and volume based activity. The increase in professional fees was due to increased contract costs. The decrease in salaries and employee benefits was due to lower deferred compensation expense, lower incentive accruals, and higher direct loan origination costs when compared to the same period of the prior year. Salaries and employee benefit expense is reduced to account for the portion of salary costs incurred to originate a loan and are subsequently amortized into income to match the costs incurred with the economic benefit derived from originating a loan. The decrease in FDIC insurance expense was the result of a lower assessment base. The Company continues to analyze cost savings opportunities on existing leases and material contracts.

For the three months ended June 30, 2024, annualized non-interest expense to average assets was 1.42% compared to 1.34% for the three months ended June 30, 2023. The increase was primarily due to lower average assets when comparing the two periods.

For the three months ended June 30, 2024, the annualized efficiency ratio was 62.6% compared to 61.7% for the three months ended June 30, 2023. The increase was primarily due to a decrease in non-interest income and increase in non-interest expense.

Year-to-Date Results

The Company reported net income of $8.1 million for the six months ended June 30, 2024, a decrease of $2.7 million when compared to the same period in 2023.

Net interest income for the six months ended June 30, 2024 decreased $2.7 million or 10.0% compared to the same period of 2023, driven primarily by the increase in costs of interest-bearing liabilities outpacing the increase in yield on interest-earning assets. The yield on interest earning assets was 4.84% for the six months ended June 30, 2024 compared to 4.21% for the same period in 2023. The increase in yield on interest earning assets was primarily due to higher yields on the Company’s loan and deposits in banks as a result of increases in interest rates and repricing of assets subsequent to the second quarter of 2023. The cost of interest-bearing liabilities was 3.81% for the six months ended June 30, 2024 compared to 2.63% for the six months ended June 30, 2023. The increase in the cost of interest-bearing liabilities was primarily due to a 117 basis points increase in the cost of interest-bearing deposits as a result of the repricing of the Company’s time deposits coupled with an increase in rates offered on money market, NOW and savings deposit accounts since the second quarter of 2023. The annualized net interest margin and tax-equivalent net interest margin for the six months ended June 30, 2024 was 2.14% and 2.15%, respectively, as compared to 2.32% and 2.33%, respectively, for the same period in the prior year. The decrease in net interest margin was primarily due to the increase in cost of interest-bearing deposits, which was partially offset by an increase in yields on the Company’s interest-earning assets.

The Company recorded a $1.1 million release of provision for credit losses for the six months ended June 30, 2024 compared to $1.6 million release of provision for credit losses for the six months ended June 30, 2023. The release of provision for credit losses during the six months ended June 30, 2024 was primarily a result of changes in the composition and volume of the loan portfolio, improved economic forecasts used in the quantitative portion of the model and an assessment of management’s considerations of qualitative factors combined with the continued strong credit performance of our loan portfolio segments.

Non-interest income increased $122 thousand during the six months ended June 30, 2024 compared to the same period of 2023. Excluding the effects from decreased BOLI income of $201 thousand, unfavorable mark-to-market adjustments on the Company’s NQDC totaling $13 thousand, and non-recurring losses of $202 thousand recognized on the sale of certain investment securities during the first quarter of 2023, core non-interest income (Non-GAAP) was $1.2 million for the six months ended June 30, 2024 compared to $1.1 million for the same period in 2023. The increase in core non-interest income (Non-GAAP) was primarily due to increases of $326 thousand in gains recorded on the sale of the guaranteed portion of SBA 7(a) loans, partially offset by decreases of $203 thousand in other service charges and fees due to lower penalty fee income recognized on the early withdrawal of certificates of deposit.

Non-interest expense increased $232 thousand or 1.5% during the six months ended June 30, 2024 compared to the same period in 2023 primarily due to previously disclosed non-recurring expenses totaling $138 thousand incurred during the first quarter of 2024 in connection with a strategic opportunity that was explored and ultimately did not materialize. The remaining $93 thousand increase was due to increases in data processing expense and professional fees, partially offset by lower salaries and employee benefit expense as discussed in the quarterly results.

For the six months ended June 30, 2024, annualized non-interest expense to average assets was 1.41% compared to 1.34% for the six months ended June 30, 2023. The increase was primarily due to lower average assets when comparing the two periods.

For the six months ended June 30, 2024, the annualized efficiency ratio was 62.8% compared to 56.3% for the six months ended June 30, 2023. The increase was primarily due to a decrease in net interest income.

Explanation of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with GAAP. Management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance and the impact of unrealized losses in the Company’s bond portfolio on the Bank’s regulatory capital ratios. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

●	Tax-equivalent net interest margin reflects adjustments for differences in tax treatment of interest income sources;
●	The Adjusted Bank regulatory capital ratios in the hypothetical scenario where the entire bond portfolio was sold at fair market value and any losses realized;
●	Pre-tax, pre-provision earnings excludes income tax expense and the provision for (recovery of) credit losses; and
●	Core non-interest income reflect non-interest income exclusive of BOLI income, mark-to-market adjustments on the Company’s NQDC and losses recognized on the sale of certain investment securities during the respective periods.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the Reconciliation of Certain Non-GAAP Financial Measures table and Average Balance Sheets, Interest and Rates tables for the respective periods for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

About John Marshall Bancorp, Inc.

John Marshall Bancorp, Inc. is the bank holding company for John Marshall Bank. The Bank is headquartered in Reston, Virginia with eight full-service branches located in Alexandria, Arlington, Loudoun, Prince William, Reston, and Tysons, Virginia, as well as Rockville, Maryland, and Washington, D.C. The Bank is dedicated to providing exceptional value, personalized service and convenience to local businesses and professionals in the Washington D.C. Metro area. The Bank offers a comprehensive line of sophisticated banking products and services that rival those of the largest banks along with experienced staff to help achieve customers’ financial goals. Dedicated Relationship Managers serve as direct points-of-contact, providing subject matter expertise in a variety of niche industries including Charter and Private Schools, Government Contractors, Health Services, Nonprofits and Associations, Professional Services, Property Management Companies and Title Companies. Learn more at www.johnmarshallbank.com.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market; adequacy of our allowance for loan credit losses; allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect our operations and/or our loan portfolio and increase our cost of conducting business; public health events (such as the COVID-19 pandemic), and of governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; the additional requirements of being a public company; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

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John Marshall Bancorp, Inc.

Financial Highlights (Unaudited)
(Dollar amounts in thousands, except per share data)

	At or For the Three Months Ended				At or For the Six Months Ended
		June 30,				June 30,
	2024		2023		2024		2023
Selected Balance Sheet Data
Cash and cash equivalents		$182,605		$129,551		$182,605		$129,551
Total investment securities		249,582		429,954		249,582		429,954
Loans, net of unearned income		1,827,187		1,769,801		1,827,187		1,769,801
Allowance for loan credit losses		18,433		20,629		18,433		20,629
Total assets		2,269,757		2,364,250		2,269,757		2,364,250
Non-interest bearing demand deposits		437,169		433,931		437,169		433,931
Interest bearing deposits		1,475,671		1,612,378		1,475,671		1,612,378
Total deposits		1,912,840		2,046,309		1,912,840		2,046,309
Federal Reserve Bank borrowings		77,000		54,000		77,000		54,000
Shareholders' equity		235,346		218,970		235,346		218,970

Summary Results of Operations
Interest income		$26,791		$24,455		$53,710		$47,908
Interest expense		14,710		12,446		29,885		21,430
Net interest income		12,081		12,009		23,825		26,478
Provision for (recovery of) credit losses		(292)		(868)		(1,068)		(1,642)
Net interest income after provision for (recovery of) credit losses		12,373		12,877		24,893		28,120
Non-interest income		555		685		1,373		1,251
Non-interest expense		7,909		7,831		15,833		15,601
Income before income taxes		5,019		5,731		10,433		13,770
Net income		3,905		4,490		8,109		10,794

Per Share Data and Shares Outstanding
Earnings per share - basic		$0.27		$0.32		$0.57		$0.76
Earnings per share - diluted		$0.27		$0.32		$0.57		$0.76
Book value per share		$16.54		$15.50		$16.54		$15.50
Weighted average common shares (basic)		14,173,245		14,077,658		14,152,115		14,150,155
Weighted average common shares (diluted)		14,200,171		14,143,253		14,189,517		14,228,155
Common shares outstanding at end of period		14,229,853		14,126,138		14,229,853		14,126,138

Performance Ratios
Return on average assets (annualized)		0.70%		0.77%		0.72%		0.93%
Return on average equity (annualized)		6.68%		8.13%		6.95%		9.85%
Net interest margin		2.19%		2.10%		2.15%		2.33%
Tax-equivalent net interest margin (Non-GAAP)		2.19%		2.09%		2.14%		2.32%
Non-interest income as a percentage of average assets (annualized)		0.10%		0.12%		0.12%		0.11%
Non-interest expense to average assets (annualized)		1.42%		1.34%		1.41%		1.34%
Efficiency ratio		62.6%		61.7%		62.8%		56.3%

Asset Quality
Non-performing assets to total assets		- -%		- -%		- -%		- -%
Non-performing loans to total loans		- -%		- -%		- -%		- -%
Allowance for loan credit losses to non-performing loans		N/M		N/M		N/M		N/M
Allowance for loan credit losses to total loans		1.01%		1.17%		1.01%		1.17%
Net charge-offs (recoveries) to average loans (annualized)		0.00%		0.00%		0.00%		0.00%

Loans 30-89 days past due and accruing interest	$	- -	$	- -	$	- -	$	- -
Non-accrual loans		- -		- -		- -		- -
Other real estate owned		- -		- -		- -		- -
Non-performing assets (1)		- -		- -		- -		- -

Capital Ratios (Bank Level)
Equity / assets		11.4%		10.2%		11.4%		10.2%
Total risk-based capital ratio		16.4%		16.1%		16.4%		16.1%
Tier 1 risk-based capital ratio		15.4%		15.0%		15.4%		15.0%
Common equity tier 1 ratio		15.4%		15.0%		15.4%		15.0%
Leverage ratio		12.2%		11.6%		12.2%		11.6%

Other Information
Number of full time equivalent employees		140		144		140		144
# Full service branch offices		8		8		8		8

(1)	Non-performing assets consist of non-accrual loans, loans 90 days or more past due and still accruing interest and other real estate owned.

John Marshall Bancorp, Inc.

Consolidated Balance Sheets
(Dollar amounts in thousands, except per share data)

				% Change
	June 30,	December 31,	June 30,	Last Six	Year Over
	2024	2023	2023	Months	Year
Assets	(Unaudited)	*	(Unaudited)
Cash and due from banks	$10,024	$7,424	$13,938	35.0%	(28.1)%
Interest-bearing deposits in banks	172,581	91,581	115,613	88.4%	49.3%
Securities available-for-sale, at fair value	147,753	169,993	325,271	(13.1)%	(54.6)%
Securities held-to-maturity at amortized cost, fair value of $77,268, $79,532, and $79,634 at 6/30/2024, 12/31/2023, and 6/30/2023, respectively.	93,830	95,505	97,453	(1.8)%	(3.7)%
Restricted securities, at cost	4,966	5,012	4,535	(0.9)%	9.5%
Equity securities, at fair value	3,033	2,792	2,695	8.6%	12.5%
Loans, net of unearned income	1,827,187	1,859,967	1,769,801	(1.8)%	3.2%
Allowance for credit losses	(18,433)	(19,543)	(20,629)	(5.7)%	(10.6)%
Net loans	1,808,754	1,840,424	1,749,172	(1.7)%	3.4%
Bank premises and equipment, net	1,184	1,281	1,370	(7.6)%	(13.6)%
Accrued interest receivable	6,196	6,110	5,178	1.4%	19.7%
Bank owned life insurance	- -	- -	21,371	N/M	N/M
Right of use assets	4,105	4,176	4,443	(1.7)%	(7.6)%
Other assets	17,331	18,251	23,211	(5.0)%	(25.3)%
Total assets	$2,269,757	$2,242,549	$2,364,250	1.2%	(4.0)%

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing demand deposits	$437,169	$411,374	$433,931	6.3%	0.7%
Interest-bearing demand deposits	667,951	607,971	652,638	9.9%	2.3%
Savings deposits	45,884	52,061	68,013	(11.9)%	(32.5)%
Time deposits	761,836	835,194	891,727	(8.8)%	(14.6)%
Total deposits	1,912,840	1,906,600	2,046,309	0.3%	(6.5)%
Federal funds purchased	- -	10,000	- -	N/M	N/M
Federal Reserve Bank borrowings	77,000	54,000	54,000	42.6%	42.6%
Subordinated debt, net	24,749	24,708	24,666	0.2%	0.3%
Accrued interest payable	4,029	4,559	2,336	(11.6)%	72.5%
Lease liabilities	4,366	4,446	4,733	(1.8)%	(7.8)%
Other liabilities	11,427	8,322	13,236	37.3%	(13.7)%
Total liabilities	2,034,411	2,012,635	2,145,280	1.1%	(5.2)%

Shareholders' Equity
Preferred stock, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, nonvoting, par value $0.01 per share; authorized 1,000,000 shares; none issued	- -	- -	- -	N/M	N/M
Common stock, voting, par value $0.01 per share; authorized 30,000,000 shares; issued and outstanding, 14,229,853 at 6/30/24 including 46,253 unvested shares, issued and outstanding, 14,148,533 at 12/31/2023 including 47,318 unvested shares, and 14,126,138 at 6/30/2023 including 46,291 unvested shares	142	141	141	0.7%	0.7%
Additional paid-in capital	96,817	95,636	95,380	1.2%	1.5%
Retained earnings	150,942	146,388	152,024	3.1%	(0.7)%
Accumulated other comprehensive loss	(12,555)	(12,251)	(28,575)	2.5%	(56.1)%
Total shareholders' equity	235,346	229,914	218,970	2.4%	7.5%
Total liabilities and shareholders' equity	$2,269,757	$2,242,549	$2,364,250	1.2%	(4.0)%

* Derived from audited consolidated financial statements.

John Marshall Bancorp, Inc.

Consolidated Statements of Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30			June 30
	2024	2023	% Change	2024	2023	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Interest and Dividend Income
Interest and fees on loans	$23,360	$21,005	11.2%	$46,983	$41,430	13.4%
Interest on investment securities, taxable	1,194	2,140	(44.2)%	2,463	4,391	(43.9)%
Interest on investment securities, tax-exempt	9	15	(40.0)%	18	34	(47.1)%
Dividends	84	70	20.0%	166	145	14.5%
Interest on deposits in other banks	2,144	1,225	75.0%	4,080	1,908	N/M
Total interest and dividend income	26,791	24,455	9.6%	53,710	47,908	12.1%

Interest Expense
Deposits	13,450	11,759	14.4%	27,381	20,318	34.8%
Federal funds purchased	- -	- -	N/M	2	9	N/M
Federal Home Loan Bank advances	- -	- -	N/M	- -	67	N/M
Federal Reserve Bank borrowings	911	338	N/M	1,804	338	N/M
Subordinated debt	349	349	--%	698	698	--%
Total interest expense	14,710	12,446	18.2%	29,885	21,430	39.5%

Net interest income	12,081	12,009	0.6%	23,825	26,478	(10.0)%

Provision for (recovery of) Credit Losses	(292)	(868)	(66.4)%	(1,068)	(1,642)	(35.0)%

Net interest income after provision for (recovery of) credit losses	12,373	12,877	(3.9)%	24,893	28,120	(11.5)%

Non-interest Income
Service charges on deposit accounts	88	82	7.3%	176	154	14.3%
Bank owned life insurance	- -	101	N/M	- -	201	N/M
Other service charges and fees	165	314	(47.5)%	314	517	(39.3)%
Losses on sale of available-for-sale securities	- -	- -	N/M	- -	(202)	N/M
Insurance commissions	40	50	(20.0)%	292	256	14.1%
Gain on sale of government guaranteed loans	216	23	N/M	349	23	N/M
Non-qualified deferred compensation plan asset gains, net	35	83	(57.8)%	159	172	(7.6)%
Other income	11	32	(65.6)%	83	130	(36.2)%
Total non-interest income	555	685	(19.0)%	1,373	1,251	9.8

Non-interest Expenses
Salaries and employee benefits	4,875	4,965	(1.8)%	9,685	9,877	(1.9)%
Occupancy expense of premises	448	448	--%	899	918	(2.1)%
Furniture and equipment expenses	301	304	(1.0)%	598	600	(0.3)%
Other expenses	2,285	2,114	8.1%	4,651	4,206	10.6%
Total non-interest expenses	7,909	7,831	1.0%	15,833	15,601	1.5%

Income before income taxes	5,019	5,731	(12.4)%	10,433	13,770	(24.2)%

Income Tax Expense	1,114	1,241	(10.2)%	2,324	2,976	(21.9)%

Net income	$3,905	$4,490	(13.0)%	$8,109	$10,794	(24.9)%

Earnings Per Share
Basic	$0.27	$0.32	(15.6)%	$0.57	$0.76	(25.0)%
Diluted	$0.27	$0.32	(15.6)%	$0.57	$0.76	(25.0)%

John Marshall Bancorp, Inc.

Historical Trends - Quarterly Financial Data (Unaudited)
(Dollar amounts in thousands, except per share data)

	2024			2023

	June 30		March 31	December 31		September 30		June 30	March 31
Profitability for the Quarter:
Interest income	$26,791		$26,919		$26,598		$26,263	$24,455		$23,453
Interest expense	14,710		15,175		14,571		14,284	12,446		8,984
Net interest income	12,081		11,744		12,027		11,979	12,009		14,469
Provision for (recovery of) credit losses	(292)		(776)		(781)		(829)	(868)		(774)
Non-interest income (loss)	555		818		624		(16,815)	685		566
Non-interest expenses	7,909		7,924		7,554		7,660	7,831		7,770
Income (loss) before income taxes	5,019		5,414		5,878		(11,667)	5,731		8,039
Income tax expense (benefit)	1,114		1,210		1,376		(1,530)	1,241		1,735
Net income (loss)	$3,905		$4,204		$4,502		$(10,137)	$4,490		$6,304

Financial Performance:
Return on average assets (annualized)	0.70%		0.75%		0.78%		(1.73)%	0.77%		1.10%
Return on average equity (annualized)	6.68%		7.23%		7.91%		(18.24)%	8.13%		11.83%
Net interest margin	2.19%		2.10%		2.11%		2.07%	2.09%		2.56%
Tax-equivalent net interest margin (Non-GAAP)	2.19%		2.11%		2.12%		2.08%	2.10%		2.57%
Non-interest income (loss) as a percentage of average assets (annualized)	0.10%		0.15%		0.11%		(2.86)%	0.12%		0.10%
Non-interest expense to average assets (annualized)	1.42%		1.41%		1.31%		1.30%	1.34%		1.35%
Efficiency ratio	62.6%		63.1%		59.7%		(158.4)%	61.7%		51.7%

Per Share Data:
Earnings (loss) per share - basic	$0.27		$0.30		$0.32		$(0.72)	$0.32		$0.45
Earnings (loss) per share - diluted	$0.27		$0.30		$0.32		$(0.72)	$0.32		$0.44
Book value per share	$16.54		$16.51		$16.25		$15.61	$15.50		$15.63
Dividends declared per share	$0.25	$	- -	$	- -	$	- -	$0.22	$	- -
Weighted average common shares (basic)	14,173,245		14,130,986		14,082,762		14,080,026	14,077,658		14,067,047
Weighted average common shares (diluted)	14,200,171		14,181,254		14,145,607		14,080,026	14,143,253		14,156,724
Common shares outstanding at end of period	14,229,853		14,209,606		14,148,533		14,126,084	14,126,138		14,125,208

Non-interest Income:
Service charges on deposit accounts	$88		$88		$91		$85	$82		$72
Bank owned life insurance	- -		- -		- -		23	101		100
Other service charges and fees	165		149		161		160	314		203
Losses on sale of available-for-sale securities	- -		- -		- -		(17,114)	- -		(202)
Insurance commissions	40		252		76		54	50		206
Gain on sale of government guaranteed loans	216		133		81		27	23		- -
Non-qualified deferred compensation plan asset gains (losses), net	35		124		205		(60)	83		89
Other income	11		72		10		10	32		98
Total non-interest income (loss)	$555		$818		$624		$(16,815)	$685		$566

Non-interest Expenses:
Salaries and employee benefits	$4,875		$4,810		$4,507		$5,052	$4,965		$4,912
Occupancy expense of premises	448		451		448		445	448		470
Furniture and equipment expenses	301		297		296		282	304		296
Other expenses	2,285		2,366		2,303		1,881	2,114		2,092
Total non-interest expenses	$7,909		$7,924		$7,554		$7,660	$7,831		$7,770

Balance Sheets at Quarter End:
Total loans, net of unearned income	$1,827,187		$1,825,931		$1,859,967		$1,820,132	$1,769,801		$1,771,272
Allowance for loan credit losses	(18,433)		(18,671)		(19,543)		(20,036)	(20,629)		(21,619)
Investment securities	249,582		261,341		273,302		272,881	429,954		445,785
Interest-earning assets	2,249,350		2,234,592		2,224,850		2,278,027	2,315,368		2,312,404
Total assets	2,269,757		2,251,837		2,242,549		2,298,202	2,364,250		2,351,307
Total deposits	1,912,840		1,900,990		1,906,600		1,981,623	2,046,309		2,088,642
Total interest-bearing liabilities	1,577,420		1,598,050		1,583,934		1,622,430	1,691,044		1,665,837
Total shareholders' equity	235,346		234,550		229,914		220,567	218,970		220,823

Quarterly Average Balance Sheets:
Total loans, net of unearned income	$1,810,722		$1,835,966		$1,837,855		$1,790,720	$1,767,831		$1,772,922
Investment securities	255,940		270,760		273,264		310,407	441,778		463,254
Interest-earning assets	2,222,658		2,247,620		2,260,356		2,301,642	2,305,050		2,295,677
Total assets	2,239,261		2,264,544		2,280,060		2,331,403	2,344,712		2,334,695
Total deposits	1,883,010		1,914,173		1,956,039		2,012,934	2,051,702		2,066,139
Total interest-bearing liabilities	1,551,953		1,600,197		1,587,179		1,660,980	1,667,597		1,621,131
Total shareholders' equity	235,136		233,952		225,718		220,473	221,608		220,282

Financial Measures:
Average equity to average assets	10.5%		10.3%		9.9%		9.5%	9.5%		9.4%
Investment securities to earning assets	11.1%		11.7%		12.3%		12.0%	18.6%		19.3%
Loans to earning assets	81.2%		81.7%		83.6%		79.9%	76.4%		76.6%
Loans to assets	80.5%		81.1%		82.9%		79.2%	74.9%		75.3%
Loans to deposits	95.5%		96.1%		97.6%		91.9%	86.5%		84.8%

Capital Ratios (Bank Level):
Equity / assets	11.4%		11.3%		11.1%		10.6%	10.2%		10.3%
Total risk-based capital ratio	16.4%		16.1%		15.7%		15.7%	16.1%		16.1%
Tier 1 risk-based capital ratio	15.4%		15.1%		14.7%		14.6%	15.0%		14.9%
Common equity tier 1 ratio	15.4%		15.1%		14.7%		14.6%	15.0%		14.9%
Leverage ratio	12.2%		11.8%		11.6%		11.3%	11.6%		11.5%

John Marshall Bancorp, Inc.

Loan, Deposit and Borrowing Detail (Unaudited)
(Dollar amounts in thousands)

	2024						2023
	June 30			March 31			December 31		September 30		June 30		March 31
Loans		$ Amount	% of Total		$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Commercial business loans		$41,806	2.3%		$42,779	2.3%	$45,073	2.4%	$37,793	2.1%	$40,156	2.3%	$41,204	2.3%
Commercial PPP loans		127	0.0%		129	0.0%	131	0.0%	132	0.0%	133	0.0%	135	0.0%
Commercial owner-occupied real estate loans		349,644	19.2%		356,335	19.6%	360,102	19.4%	363,017	20.0%	360,859	20.4%	363,495	20.6%
Total business loans		391,577	21.5%		399,243	21.9%	405,306	21.8%	400,942	22.1%	401,148	22.7%	404,834	22.9%

Investor real estate loans		722,419	39.6%		692,418	38.0%	689,556	37.1%	683,686	37.6%	654,623	37.0%	660,740	37.4%
Construction & development loans		138,744	7.6%		151,476	8.3%	180,922	9.8%	179,570	9.9%	179,656	10.2%	179,606	10.2%
Multi-family loans		91,925	5.1%		94,719	5.2%	96,458	5.2%	86,366	4.8%	86,061	4.9%	88,670	5.0%
Total commercial real estate loans		953,088	52.3%		938,613	51.5%	966,936	52.1%	949,622	52.3%	920,340	52.1%	929,016	52.6%

Residential mortgage loans		476,764	26.2%		482,254	26.5%	482,182	26.1%	464,509	25.7%	443,305	25.2%	433,076	24.5%
Consumer loans		876	0.0%		772	0.0%	560	0.0%	467	0.0%	646	0.0%	324	0.0%
Total loans		$1,822,305	100.0%		$1,820,882	100.0%	$1,854,984	100.0%	$1,815,540	100.0%	$1,765,439	100.0%	$1,767,250	100.0%
Less: Allowance for loan credit losses		(18,433)			(18,671)		(19,543)		(20,036)		(20,629)		(21,619)
Net deferred loan costs (fees)		4,882			5,049		4,983		4,592		4,362		4,022
Net loans		$1,808,754			$1,807,260		$1,840,424		$1,800,096		$1,749,172		$1,749,653

	2024						2023
	June 30			March 31			December 31		September 30		June 30		March 31
Deposits	$ Amount		% of Total	$ Amount		% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Non-interest bearing demand deposits		$437,169	22.8%		$404,669	21.3%	$411,374	21.6%	$437,880	22.1%	$433,931	21.2%	$447,450	21.4%
Interest-bearing demand deposits:
NOW accounts(1)		321,702	16.8%		318,445	16.8%	297,321	15.6%	345,522	17.4%	311,225	15.2%	284,872	13.7%
Money market accounts(1)		346,249	18.1%		326,135	17.1%	310,650	16.3%	330,297	16.6%	341,413	16.7%	392,962	18.8%
Savings accounts		45,884	2.4%		50,664	2.7%	52,061	2.8%	57,408	3.0%	68,013	3.4%	81,150	3.9%
Certificates of deposit
$250,000 or more		339,908	17.8%		355,766	18.7%	357,768	18.7%	364,805	18.4%	376,899	18.4%	338,824	16.2%
Less than $250,000		91,258	4.8%		99,694	5.2%	101,567	5.3%	103,600	5.2%	105,956	5.2%	94,429	4.5%
QwickRate® certificates of deposit		4,119	0.2%		5,117	0.3%	9,686	0.5%	11,526	0.6%	12,772	0.6%	16,952	0.8%
IntraFi® certificates of deposit		32,922	1.7%		34,443	1.8%	45,748	2.4%	41,659	2.1%	49,729	2.4%	53,178	2.5%
Brokered deposits		293,629	15.4%		306,057	16.1%	320,425	16.8%	288,926	14.6%	346,371	16.9%	378,825	18.2%
Total deposits		$1,912,840	100.0%		$1,900,990	100.0%	$1,906,600	100.0%	$1,981,623	100.0%	$2,046,309	100.0%	$2,088,642	100.0%

Borrowings
Federal funds purchased	$	- -	0.0%	$	- -	0.0%	$10,000	11.3%	$ - -	0.0%	$ - -	0.0%	$ - -	0.0%
Federal Reserve Bank borrowings		77,000	75.7%		77,000	75.7%	54,000	60.9%	54,000	68.6%	54,000	68.6%	- -	0.0%
Subordinated debt, net		24,749	24.3%		24,729	24.3%	24,708	27.8%	24,687	31.4%	24,666	31.4%	24,645	100.0%
Total borrowings		$101,749	100.0%		$101,729	100.0%	$88,708	100.0%	$78,687	100.0%	$78,666	100.0%	$24,645	100.0%

Total deposits and borrowings		$2,014,589			$2,002,719		$1,995,308		$2,060,310		$2,124,975		$2,113,287

Core customer funding sources (2)		$1,615,092	81.2%		$1,589,816	80.4%	$1,576,489	80.0%	$1,681,171	82.6%	$1,687,166	80.3%	$1,692,865	81.1%
Wholesale funding sources (3)		374,748	18.8%		388,174	19.6%	394,111	20.0%	354,452	17.4%	413,143	19.7%	395,777	18.9%
Total funding sources		$1,989,840	100.0%		$1,977,990	100.0%	$1,970,600	100.0%	$2,035,623	100.0%	$2,100,309	100.0%	$2,088,642	100.0%

(1)	Includes IntraFi® accounts.
(2)	Includes reciprocal IntraFi Demand®, IntraFi Money Market® and IntraFi CD® deposits, which are maintained by customers.
(3)	Consists of QwickRate® certificates of deposit, brokered deposits, federal funds purchased, Federal Home Loan Bank advances and Federal Reserve Bank borrowings.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
		Interest Income /	Average		Interest Income /	Average
	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$261,970	$2,629	2.02%	$449,272	$4,536	2.04%
Tax-exempt(1)	1,380	22	3.21%	3,184	43	2.72%
Total securities	$263,350	$2,651	2.02%	$452,456	$4,579	2.04%
Loans, net of unearned income(2):
Taxable	1,803,507	46,684	5.21%	1,741,915	40,969	4.74%
Tax-exempt(1)	19,837	378	3.83%	28,447	584	4.14%
Total loans, net of unearned income	$1,823,344	$47,062	5.19%	$1,770,362	$41,553	4.73%
Interest-bearing deposits in other banks	$148,445	$4,080	5.53%	$77,571	$1,908	4.96%
Total interest-earning assets	$2,235,139	$53,793	4.84%	$2,300,389	$48,040	4.21%
Total non-interest earning assets	16,726			39,342
Total assets	$2,251,865			$2,339,731
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$308,612	$4,211	2.74%	$272,872	$2,245	1.66%
Money market accounts	323,287	5,122	3.19%	390,511	4,951	2.56%
Savings accounts	52,122	361	1.39%	81,025	475	1.18%
Time deposits	791,157	17,687	4.50%	858,027	12,647	2.97%
Total interest-bearing deposits	$1,475,178	$27,381	3.73%	$1,602,435	$20,318	2.56%
Federal funds purchased	55	2	7.31%	392	9	4.63%
Subordinated debt, net	24,726	698	5.68%	24,643	698	5.71%
Federal Reserve Bank borrowings	76,116	1,804	4.77%	14,022	338	4.86%
Other borrowed funds	—	—	N/M %	3,001	67	4.50%
Total interest-bearing liabilities	$1,576,075	$29,885	3.81%	$1,644,493	$21,430	2.63%
Demand deposits	423,414			456,445
Other liabilities	17,832			17,845
Total liabilities	$2,017,321			$2,118,783
Shareholders’ equity	$234,544			$220,948
Total liabilities and shareholders’ equity	$2,251,865			$2,339,731

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$23,908	1.03%		$26,610	1.58%
Less: tax-equivalent adjustment		83			132
Net interest income and spread (GAAP)		$23,825	1.02%		$26,478	1.57%

Interest income/earnings assets			4.83%			4.20%
Interest expense/earning assets			2.69%			1.88%
Net interest margin			2.14%			2.32%

Tax-equivalent interest income/earnings assets (Non-GAAP)(1)			4.84%			4.21%
Interest expense/earning assets			2.69%			1.88%
Tax-equivalent net interest margin (Non-GAAP)(3)			2.15%			2.33%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $83 thousand and $132 thousand for the six months ended June 30, 2024 and June 30, 2023, respectively.
(2)	The Company did not have any loans on non-accrual as of June 30, 2024 and June 30, 2023.
(3)	Tax-equivalent net interest margin adjusts for differences in tax treatment of interest income sources. The entire tax-equivalent adjustment is attributable to interest income on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the tax-equivalent components.

John Marshall Bancorp, Inc.

Average Balance Sheets, Interest and Rates (unaudited)
(Dollar amounts in thousands)

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
		Interest Income /	Average		Interest Income /	Average
	Average Balance	Expense	Rate	Average Balance	Expense	Rate
Assets:
Securities:
Taxable	$254,561	$1,278	2.02%	$438,845	$2,210	2.02%
Tax-exempt(1)	1,379	11	3.21%	2,933	20	2.74%
Total securities	$255,940	$1,289	2.03%	$441,778	$2,230	2.02%
Loans, net of unearned income(2):
Taxable	1,793,487	23,227	5.21%	1,739,511	20,775	4.79%
Tax-exempt(1)	17,235	169	3.94%	28,320	292	4.14%
Total loans, net of unearned income	$1,810,722	$23,396	5.20%	$1,767,831	$21,067	4.78%
Interest-bearing deposits in other banks	$155,996	$2,144	5.53%	$95,441	$1,225	5.15%
Total interest-earning assets	$2,222,658	$26,829	4.85%	$2,305,050	$24,522	4.27%
Total non-interest earning assets	16,603			39,662
Total assets	$2,239,261			$2,344,712
Liabilities & Shareholders’ Equity:
Interest-bearing deposits
NOW accounts	$303,745	2,012	2.66%	$287,094	$1,483	2.07%
Money market accounts	321,822	2,545	3.18%	352,373	2,476	2.82%
Savings accounts	51,179	186	1.46%	74,483	231	1.24%
Time deposits	773,470	8,707	4.53%	901,104	7,569	3.37%
Total interest-bearing deposits	$1,450,216	$13,450	3.73%	$1,615,054	$11,759	2.92%
Subordinated debt, net	24,737	349	5.67%	24,653	349	5.68%
Federal Reserve Bank borrowings	77,000	911	4.76%	27,890	338	4.86%
Total interest-bearing liabilities	$1,551,953	$14,710	3.81%	$1,667,597	$12,446	2.99%
Demand deposits	432,794			436,648
Other liabilities	19,378			18,859
Total liabilities	$2,004,125			$2,123,104
Shareholders’ equity	$235,136			$221,608
Total liabilities and shareholders’ equity	$2,239,261			$2,344,712

Tax-equivalent net interest income and spread (Non-GAAP)(1)		$12,119	1.04%		$12,076	1.28%
Less: tax-equivalent adjustment		38			67
Net interest income and spread (GAAP)		$12,081	1.04%		$12,009	1.27%

Interest income/earnings assets			4.85%			4.26%
Interest expense/earning assets			2.66%			2.17%
Net interest margin			2.19%			2.09%

Tax-equivalent interest income/earnings assets (Non-GAAP)(1)			4.85%			4.27%
Interest expense/earning assets			2.66%			2.17%
Tax-equivalent net interest margin (Non-GAAP)(3)			2.19%			2.10%

(1)	Tax-equivalent income and related measures have been adjusted using the federal statutory tax rate of 21%. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $38 thousand and $67 thousand for the three months ended June 30, 2024 and June 30, 2023, respectively.
(2)	The Company did not have any loans on non-accrual as of June 30, 2024 and June 30, 2023.
(3)	Tax-equivalent net interest margin adjusts for differences in tax treatment of interest income sources. The entire tax-equivalent adjustment is attributable to interest income on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the tax-equivalent components.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)
	As of
	June 30, 2024	December 31, 2023	June 30, 2023
Regulatory Ratios (Bank)
Total risk-based capital (GAAP)	$290,228	$282,082	$291,262
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	12,661	12,401	28,770
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	12,978	12,469	14,077
Adjusted total risk-based capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$264,589	$257,212	$248,415

Tier 1 capital (GAAP)	$272,276	$263,637	$271,209
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	12,661	12,401	28,770
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	12,978	12,469	14,077
Adjusted tier 1 capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$246,637	$238,767	$228,362

Risk weighted assets (GAAP)	$1,769,472	$1,794,769	$1,813,541
Less: Risk weighted available-for-sale securities	22,343	24,184	56,621
Less: Risk weighted held-to-maturity securities	16,788	17,079	17,425
Adjusted risk weighted assets, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$1,730,341	$1,753,506	$1,739,495

Total average assets for leverage ratio (GAAP)	$2,236,987	$2,274,911	$2,343,457
Less: Unrealized losses on available-for-sale securities, net of tax benefit (1)	12,661	12,401	28,770
Less: Unrealized losses on held-to-maturity securities, net of tax benefit (1)	12,978	12,469	14,077
Adjusted total average assets for leverage ratio, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$2,211,348	$2,250,041	$2,300,610

Total risk-based capital ratio (2)
Total risk-based capital ratio (GAAP)	16.4%	15.7%	16.1%
Adjusted total risk-based capital ratio (Non-GAAP) (3)	15.3%	14.7%	14.3%

Tier 1 capital ratio (4)
Tier 1 risk-based capital ratio (GAAP)	15.4%	14.7%	15.0%
Adjusted tier 1 risk-based capital ratio (Non-GAAP) (5)	14.3%	13.5%	13.0%

Common equity tier 1 ratio (6)
Common equity tier 1 ratio (GAAP)	15.4%	14.7%	15.0%
Adjusted common equity tier 1 ratio (Non-GAAP) (7)	14.3%	13.5%	13.0%

Leverage ratio (8)
Leverage ratio (GAAP)	12.2%	11.6%	11.6%
Adjusted leverage ratio (Non-GAAP) (9)	11.2%	10.6%	9.9%

(1)	Includes tax benefit calculated using the federal statutory tax rate of 21%.
(2)	The total risk-based capital ratio is calculated by dividing total risk-based capital by risk weighted assets.
(3)	The adjusted total risk-based capital ratio is calculated by dividing adjusted total risk-based capital by adjusted risk weighted assets.
(4)	The tier 1 capital ratio is calculated by dividing tier 1 capital by risk weighted assets.
(5)	The adjusted tier 1 capital ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(6)	The common equity tier 1 ratio is calculated by dividing tier 1 capital by risk weighted assets.
(7)	The adjusted common equity tier 1 ratio is calculated by dividing adjusted tier 1 capital by adjusted risk weighted assets.
(8)	The leverage ratio is calculated by dividing tier 1 capital by total average assets for leverage ratio.
(9)	The adjusted leverage ratio is calculated by dividing adjusted tier 1 capital by adjusted total average assets for leverage ratio.

John Marshall Bancorp, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)
	For the Three Months Ended
	June 30, 2024	March 31, 2024
Pre-tax, pre-provision earnings (Non-GAAP)
Income before income taxes	$5,019	$5,414
Adjustment: Provision for (recovery of) credit losses	(292)	(776)
Pre-tax, pre-provision earnings (Non-GAAP)(1)	$4,727	$4,638

	For the Three Months Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Core non-interest income (Non-GAAP)
Non-interest income (GAAP)	$555	$685	$1,373	$1,251
Adjustments:
BOLI income	- -	101	- -	201
Mark-to-market adjustments on NQDC plan assets	35	83	159	172
Loss recognized on sale of available-for-sale securities	- -	- -	- -	(202)
Core non-interest income (Non-GAAP)(2)	$520	$501	$1,214	$1,080

(1)	Pre-tax, pre-provision earnings is calculated by adjusting income before taxes for provision for (recovery of) credit losses.
(2)	Core non-interest income is calculated by adjusting non-interest income for BOLI income, mark-to-market adjustments on NQDC plan assets and loss recognized on the sale of available-for-sale securities.